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                                                                    Exhibit 12.1


                         ELECTRONICS FOR IMAGING, INC.
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES




                                                                                                           THREE MONTHS ENDED
                                                                YEAR ENDED DECEMBER 31,                          MARCH 31,
                                                  -----------------------------------------------------    -------------------

                                                    1999       2000       2001        2002       2003        2003       2004
                                                  --------   --------   --------    --------   --------    --------   --------
                                                                 (DOLLARS IN THOUSANDS)

Income from continuing
   operations before income taxes ....            $142,197   $ 91,819   $ 60,372    $ 22,811   $ 41,328    $  6,989   $ 16,156

FIXED CHARGES:

Interest expense (including
   capitalized interest) ............                1,400        621      1,229          22      2,886          --      1,250
Interest relating to rental
   expense (1) ......................                3,098      4,767      3,644       2,853      2,141         543        612
                                                  --------   --------   --------    --------   --------    --------   --------
      Total fixed charges ...........                4,498      5,388      4,873       2,875      5,027         543      1,862
                                                  --------   --------   --------    --------   --------    --------   --------
Earnings available for fixed
   charges ..........................             $146,695   $ 97,207   $ 65,245    $ 25,686   $ 46,355    $  7,532   $ 18,018
                                                  --------   --------   --------    --------   --------    --------   --------
Ratio of earnings to fixed
   charges ..........................                32.61      18.04      13.39        8.93       9.22       13.87       9.68




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(1) The representative interest portion of rental expense was deemed to be one-third of all rental expense, except for the rental expense related to the off-balance sheet financing leases, as described in the footnotes to the financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2003 which was deemed to be all interest.